Exhibit 5.1

October 23, 2014

Costamare Partners LP

60 Zephyrou Street &

Syngrou Avenue

175 64 Athens

Greece

          Re:      Costamare Partners LP

Ladies and Gentlemen:

We have acted as counsel to Costamare Partners LP, a limited partnership organized under the laws of the Republic of the Marshall Islands (the “Partnership”) in connection with the registration of its common units, including common units to be sold by the Partnership pursuant to the underwriters’ over-allotment option (together, the “Units”), representing limited partner interests in the Partnership, pursuant to the Partnership’s registration statement on Form F-1 (File No. 333-199113) (such registration statement as amended or supplemented from time to time) (the “Registration Statement”) as filed with the U.S. Securities and Exchange Commission (the “Commission”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”). The Units are being offered in the Partnership’s initial public offering pursuant to an underwriting agreement (the “Underwriting Agreement”) addressed by the Partnership, Costamare Partners GP LLC, a Marshall Islands limited liability company and the general partner (the “General Partner”) of the Partnership, and Costamare Partners Holding LLC, a Marshall Island limited liability company, to Morgan Stanley & Co. LLC, Barclays Capital Inc. and Citigroup Global Markets Inc. as representatives of the underwriters named therein.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)	the Registration Statement and the prospectus contained therein (the “Prospectus”);
(ii)	the form of the First Amended and Restated Agreement of Limited Partnership of the Partnership (the “Amended and Restated Partnership Agreement”) to be filed as an appendix to the Prospectus;
(iii)	the form of Underwriting Agreement; and
(iv)	such other papers, documents, agreements, and records of the Partnership and the General Partner and such other instruments, certificates and documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed.

In such examinations, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, the genuineness of all signatures and the legal competence or capacity of persons or entities to complete the execution of documents. As to matters of fact material to this opinion that have not been independently established, we have relied upon representations, statements, and certificates of public officials, directors or officers of the Partnership and the General Partner, and others, in each case as we have deemed relevant and appropriate, and upon the representations and warranties of each of the Partnership and the General Partner to be made in the Underwriting Agreement. We have not independently verified the facts so relied on.

In rendering this opinion, we have also assumed that:

(i)	the Amended and Restated Partnership Agreement in substantially the form that we have reviewed will have been entered into by the Partnership and the General Partner;
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(ii)	the issuance and sale of the Units complies in all respects with the terms, conditions and restrictions set forth in the Prospectus and all of the instruments and other documents relating thereto or executed or to be executed in connection therewith;
(iii)	the Underwriting Agreement will be duly and validly authorized by all parties thereto, and executed and delivered by such parties prior to the issuance and delivery of the Units; and
(iv)	the validity and enforceability of the Underwriting Agreement against the parties thereto.

This opinion letter is limited to Marshall Islands Law as of the date hereof.

Based on the foregoing, and having regard to legal considerations which we deem relevant, and subject to the qualifications, limitations and assumptions set forth herein, we are of the opinion that under the laws of the Republic of the Marshall Islands, when the Units are issued and delivered against payment therefor in accordance with the terms of the Amended and Restated Partnership Agreement, the Underwriting Agreement, the Registration Statement and the Prospectus, the Units will be validly issued, fully paid and nonassessable.

Our opinion is as of the date hereof and we have no responsibility to update this opinion for events and circumstances occurring after the date hereof or as to facts relating to prior events that are subsequently brought to our attention. We disavow any undertaking to advise you of any changes in law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our name in the Prospectus. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission promulgated thereunder with respect to any part of the Registration Statement.

Very truly yours,

/s/ Cozen O’Connor

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